1 Third Quarter 2021 Webcast Presentation November 4, 2021 NYSE: WCC

2 Forward-Looking Statements All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected benefits and costs of the transaction between WESCO and Anixter International Inc., including anticipated future financial and operating results, synergies, accretion and growth rates, and the combined company's plans, objectives, expectations and intentions, statements that address the combined company's expected future business and financial performance, and other statements identified by words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," "will" and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of WESCO's management, as well as assumptions made by, and information currently available to, WESCO's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of WESCO's and WESCO's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Those risks, uncertainties and assumptions include the risk of any unexpected costs or expenses resulting from the transaction, the risk of any litigation or post-closing regulatory action relating to the transaction, the risk that the transaction could have an adverse effect on the ability of the combined company to retain customers and retain and hire key personnel and maintain relationships with its suppliers, customers and other business relationships and on its operating results and business generally, or the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the transaction or it may take longer than expected to achieve those synergies or benefits, the risk that the leverage of the company may be higher than anticipated, the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on the combined company's business, results of operations and financial conditions, and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond each company's control. Additional factors that could cause results to differ materially from those described above can be found in WESCO's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and WESCO's other reports filed with the U.S. Securities and Exchange Commission ("SEC"). Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, adjusted gross profit, gross margin, adjusted gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of sales performance, and the use of debt and liquidity on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

3 Agenda Business Overview Financial Results Overview John Engel Chairman, President & CEO Executive Vice President & CFO Dave Schulz

4 Strong Results Across The Board in Q3 Raised 2021 outlook on sales and margin growth momentum and accelerated synergy realization Sales up 14% YOY and 3% sequentially on an organic basis – Leveraging increased scale, expanded product and services portfolio, and global supplier relationships – Seeing increasing benefits from SBU cross-selling and attractive secular growth trends – Economic recovery continuing across our end markets – Backlog at record level, up 15% sequentially and 60% YOY – Effectively managing global supply chain challenges – Increased inventories to support sales growth and ensure customer service levels Gross margin up 170 basis points YOY and up 30 bps sequentially – Focus on value-driven pricing through enhanced and rigorous margin-improvement processes – Ability to pass-through inflationary prices is favorable in light of strong market demand and constrained supply Adjusted EBITDA margin up 90 basis points YOY and 30 bps sequentially – Strong synergy execution delivering results above expectations – Benefits accruing from structural cost takeout and increased operating leverage Leverage of 4.1x; down 0.4x sequentially and 1.6x in 15 months since Anixter merger – TTM adjusted EBITDA of over $1 billion – Accelerated de-leveraging demonstrates inherent strength of our business model

5 Cross-Sell Momentum Building •On track to deliver $500 million in cross-sell synergies by 2023 • Expanding pipeline of cross-sell opportunities • Strong customer relationships and global supplier partnerships • Minimal overlap between legacy WESCO and Anixter customers • Highly complementary products and services • Salesforce training and incentives in place • Opportunities to cross-sell expanded product and services portfolio exist across all three SBUs • $105 million of incremental sales generated in Q3 with $220 million generated since merger closed • Growth opportunity is further amplified by attractive secular growth trends Broad Portfolio of Cross-Sell Products and Services Balance of Electrical system Wire & Cable Solutions Substation and Grid Components Network Infrastructure and Security ServicesMRO Supplies Switch Gear

6 Third Quarter Results Overview Dave Schulz Executive Vice President & Chief Financial Officer

Third Quarter Results Overview

$M
Except per share amounts

	Q3 2021	Q3 2020	YOY
Sales	**$4,728**	**$4,142**	**14%**
Gross Profit[1]	**1,008**	**814**	**24%**
% of sales	*21.3%*	*19.6%*	*+170 bps*
Adjusted Income from Operations[2]	**280**	**200**	**40%**
% of sales	*5.9%*	*4.8%*	*+110 bps*
Adjusted EBITDA[3]	**330**	**252**	**31%**
% of sales	*7.0%*	*6.1%*	*+90 bps*
Adjusted Diluted EPS[2]	**$2.74**	**$1.66**	**65%**

- **Sales +14% YOY and +3% sequentially on an organic basis**
- **Record backlog, up 60% YOY and 15% since Q2**
- **Record gross margin, up 170 bps YOY and 30 bps sequentially**
- **$50 million in realized cost synergies in Q3**
- **Adjusted EBITDA margin up 90 bps YOY and 30 bps sequentially**
- **Sales up 8%, adjusted EBITDA up 38% and adjusted EBITDA margin up 150 bps from 2019 pro forma levels**

Sales growth, margin expansion and cost synergies drive 7% adjusted EBITDA margin in Q3

[1] Q3 2020 Gross Profit excludes the effect of measuring the inventories acquired in the merger with Anixter at their acquisition date fair value.
[2] Adjusted income from operations and adjusted earnings per diluted share exclude merger-related costs and fair value adjustments, accelerated amortization expense associated with migrating to the Company's master brand architecture, gain on sale of an operating branch in the U.S., and the related income tax effects.
[3] Adjusted EBITDA excludes foreign exchange and other non-operating expenses (income), non-cash stock-based compensation, costs and fair value adjustments associated with the merger with Anixter, and gain on sale of an operating branch in the U.S.
See appendix for non-GAAP reconciliations.

7

8 Adjusted EBITDA Bridge • Sales Strength + Margin Expansion + Accelerated Synergy Capture = Strong EBITDA Growth 2020 Q3 Adjusted EBITDA Sales Gross Margin Cost Synergies Volume-Related, Variable Compensation and Other Benefit Costs Reversal of COVID Cost Actions, Other 2021 Q3 Adjusted EBITDA $252 $M $330 See appendix for non-GAAP reconciliations. 6.1% of sales 7.0% of sales +31% +90 bps

9 $1,654 $1,982 Q3 2020 Q3 2021 $109 $174 Q3 2020 Q3 2021 Electrical & Electronic Solutions (EES) •Ability to offer complete electrical package driving share gains and strong growth See appendix for non-GAAP reconciliations. Organic sales growth represents reported sales growth adjusted to remove the effect of acquisitions, divestitures, changes in foreign currency exchange rates, and differences in working days. Sales Adjusted EBITDA $M 8.8% of sales • Strong double-digit sales growth in all operating groups – Non-resi construction remains ahead of expectations – Industrial and MRO gaining momentum, along with OEM and CIG • Backlog up 52% since December to record level • Adjusted EBITDA growth and margin expansion driven by synergy capture, effective cost controls, and execution of margin improvement initiatives • Secular trends of electrification, automation, and green energy support increased outlook and future growth +19% organic 6.6% of sales +220 bps +60%

10 $1,389 $1,489 Q3 2020 Q3 2021 Communications & Security Solutions (CSS) Industry leading value proposition driving global growth • Sales growth in all operating groups – Network infrastructure growth led by data center and hyperscale projects – Continued strength in cloud and professional audio/visual applications – Security growth driven by increased IP-based surveillance and adoption of cloud-based technologies • Backlog up 93% from December to record level including the impact of some project delays due to high demand and supply challenges • Adjusted EBITDA growth and margin expansion driven by sales execution, synergy capture, and margin improvement initiatives partially offset by a 20 basis point headwind related to the write-off of certain safety equipment • Secular trends of 24/7 connectivity, data center expansion, secure networks, and IoT/automation support increased outlook and future growth See appendix for non-GAAP reconciliations. Organic sales growth represents reported sales growth adjusted to remove the effect of acquisitions, divestitures, changes in foreign currency exchange rates, and differences in working days. $121 $134 Q3 2020 Q3 2021 Sales Adjusted EBITDA 9.0% of sales +6% organic 8.7% of sales $M +30 bps +11%

11 Utility & Broadband Solutions (UBS) Leadership and scale driving share gains and strong growth See appendix for non-GAAP reconciliations. Organic sales growth represents reported sales growth adjusted to remove the effect of acquisitions, divestitures, changes in foreign currency exchange rates, and differences in working days. $1,099 $1,257 Q3 2020 Q3 2021 $86 $115 Q3 2020 Q3 2021 Sales Adjusted EBITDA 9.1% of sales 7.8% of sales $M +15% organic +130 bps +34% • Strong sales growth in all operating groups – Growth in utility driven by IOU and Public Power investments in grid modernization and new business wins – Double-digit broadband growth driven by greater connectivity demand and rural broadband expansion – Integrated supply up versus PY and sequentially, in-line with industrial recovery • Backlog up 68% since December to record level • Adjusted EBITDA growth and margin expansion driven by higher sales, cost synergies, and margin improvement initiatives • Growth outlook driven by industry-leading value proposition, scope expansion and attractive secular trends of green energy and infrastructure investment

12 Accelerating Cost Synergy Realization in 2021 and 2022 Increased outlook due to execution timing and new opportunities $ millions Cumulative Realized Synergies 2021 (to date) Supply Chain $105 million G&A $90 million Corporate Overhead $45 million Cumulative Realized Synergies By Type $128 (to date) $39 $39 $14 $34$25 $44 $50 $54 2020 2021 2022 2023 To be realizedRealized $300 $230 $182 $39 Field Operations $60 million To be realizedRealized (increased from $170M) (increased from $210M)

13 Leverage Improved 1.6x Since Anixter Merger 15 Months Ago Remain on track to return to target leverage range of 2.0-3.5x during second half of 2022 • Leverage reduced 0.4x in Q3; 1.6x since Anixter merger closed • Working capital improved 3 days sequentially while investing in inventory to support double-digit sales growth • Rapid deleveraging since merger close demonstrates inherent strength of our distribution business model 5.7x 5.3x 5.3x 4.9x 4.5x 4.1x 3.5 4 4.5 5 5.5 6 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Reduction of 1.6x See appendix for non-GAAP reconciliations. Net Debt / TTM Adjusted EBITDA

14 2021 Outlook Accelerated execution and market recovery drives increased outlook for 2021 2020 Pro Forma Sales $16.0 billion Adjusted EBITDA $858 million 2021 Outlook Prior (8/5/21) Revised (11/4/21) Market growth 9% - 10% ~10% Plus: share gain/cross-sell 2% - 4% 2% - 4% Less: impact of one fewer workday in 2021 and divestitures (1)% (1)% Reported sales1 10% - 13% 11% - 13% Adjusted EBITDA margin2 6.1% - 6.4% 6.4% - 6.5% Effective tax rate ~23% ~23% Adjusted EPS2 $8.40 - $8.80 $9.20 - $9.40 Free cash flow (percent of net income) ~90% ~80% Capital expenditures and other IT/digital investments $100 - $120M ~$100M 1 Reflects one less workday in 2021 compared to 2020. Outlook reflects growth compared to 2020 pro forma sales of $16.0 billion. 2 Adjusted EBITDA is defined as EBITDA before other, net, non-cash stock-based compensation and merger-related costs; Adjusted EPS excludes merger-related costs, accelerated trademark amortization, and the related income tax effects.

15 Summary •Our performance and improving macro environment again drive stronger 2021 outlook • Very strong results across the board again in Q3 – Strong sales and backlog growth in all businesses – Generating growth from cross-sell benefits, market recovery, and differentiated offering – Delivering strong gross and EBITDA margin expansion on value-based pricing execution and accelerated cost synergies – Capitalizing on leadership position and operating leverage as economic recovery accelerates • Continue to rapidly delever balance sheet with leverage reduced 1.6x since June 2020 • Increased full year outlook again for sales, adjusted EBITDA, and adjusted EPS – Accelerated cost synergies in 2021 – Effectively managing global supply chain challenges to ensure superior customer service levels • Exceptionally well positioned to benefit from secular growth trends

APPENDIX

Growth Opportunity Amplified by Attractive Secular Growth Trends Supply chain consolidation and relocation to North America Exceptionally well-positioned across all business units Electrification Automation and IoT Green Energy and Grid Modernization 24/7 Connectivity and Security Digitalization

18 Glossary 1H: First half of fiscal year 2H: Second half of fiscal year A/V: Audio/visual COGS: Cost of goods sold CIG: Commercial, Institutional, and Government CSS: Communications & Security Solutions (business unit) EES: Electrical & Electronic Solutions (business unit) ETR: Effective tax rate FTTx: Fiber-to-the-x (last mile fiber optic network connections) HSD: High-single digit LSD: Low-single digit MRO: Maintenance, repair, and operating MTDC: Multi-tenant data center Executed synergies: Initiatives fully implemented – actions taken to generate savings Realized synergies: Savings that impact financial results versus pro forma 2019 One-time operating expenses: Operating expenses that are in or will be realized in the P&L (including cash and non-cash) Leverage: Debt, net of cash, divided by trailing-twelve-month adjusted EBITDA MSD: Mid-single digit PF: Pro Forma PY: Prior Year OEM: Original equipment manufacturer OPEX: Operating expenses ROW: Rest of world SBU: Strategic Business Unit Seq: Sequential TTM: Trailing twelve months UBS: Utility & Broadband Solutions (business unit) WD: Workday YOY: Year-over-year Abbreviations Definitions

19 Q1 Q2 Q3 Q4 FY 2019 63 64 63 62 252 2020 64 64 64 61 253 2021 62 64 64 62 252 Workdays 2022 63 64 64 62 253

20 Gross Profit and Free Cash Flow $ in millions Gross Profit: Three Months Ended September 30, 2021 September 30, 2020 Net sales $ 4,728 $ 4,142 Cost of goods sold (excluding depreciation and amortization) 3,720 3,356 Gross profit $ 1,008 $ 786 Merger-related fair value adjustment to inventory — 28 Adjusted gross profit1 $ 1,008 $ 814 Gross margin 21.3% 19.0 % Adjusted gross margin1 21.3% 19.6 % Free Cash Flow Three Months Ended September 30, 2021 September 30, 2020 Cash flow provided by operations $ 70 $ 286 Less: Capital expenditures (5) (15) Add: Merger-related expenditures 20 37 Free cash flow $ 85 $ 308 Adjusted net income 158 97 % of adjusted net income 54% 315% 1 Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. Adjusted gross profit and adjusted gross margin exclude the effect of merger-related fair value adjustments to inventory of $28.0 million for three months ended September 30, 2020.

21 Adjusted EBITDA EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin % by Segment Three Months Ended September 30, 2021 EES CSS UBS Corporate Total Net income applicable to common stockholders 156 108 108 (266) $ 106 Preferred stock dividends — — — 14 14 Provision for income taxes — — — 45 45 Interest expense, net — — — 70 70 Depreciation and amortization 17 25 6 9 57 EBITDA $ 173 $ 133 $ 114 $ (128) $ 292 Other income, net (1) — — (5) (6) Stock-based compensation 2 1 1 5 8 Merger-related costs — — — 36 36 Adjusted EBITDA 174 134 115 (92) 330 Adjusted EBITDA margin % 8.8% 9.0% 9.1% 7.0% $ in millions Note: EBITDA and Adjusted EBITDA are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating income, non-cash stock-based compensation costs, and merger-related costs.

22 Adjusted EPS Q3 2021 (in millions, except for EPS) Reported Results Adjustments 1 Adjusted Results Income from operations $ 229.5 $ 250.9 $ 280.4 Net interest 69.7 — 69.7 Other income, net (5.3) — (5.3) Income before income taxes 165.1 50.9 216.0 Provision for income taxes2 44.9 13.5 58.4 Effective tax rate 27.2% 27.0 % Net income 120.2 37.4 157.6 Less: Non-controlling interest 0.6 — 0.6 Net income attributable to WESCO 119.6 37.4 157.0 Preferred stock dividends 14.4 — 14.4 Net income attributable to common stockholders 105.2 37.4 142.6 Diluted Shares 52.1 52.1 EPS $ 2.02 $ 2.74 1 Adjustments include merger-related costs, accelerated amortization expense associated with migrating to the Company's master brand architecture, and the related income tax effects. 2 The adjustments to income from operations have been tax effected at a rate of approximately 27% for three months ended September 30, 2021.

Capital Structure and Leverage

$ in millions

Financial Leverage:	Twelve Months Ended September 30, 2021 Reported	Twelve Months Ended December 31, 2020 Proforma[1]
Net income attributable to common stockholders	$ 261	$ 116
Net income (loss) attributable to noncontrolling interests	1	(1)
Preferred stock dividends	57	30
Provision for income taxes	83	56
Interest expense, net	282	256
Depreciation and amortization	186	153
EBITDA	**$ 870**	**$ 610**
Other, net	(10)	5
Stock-based compensation	22	35
Merger-related costs and fair value adjustments	176	207
Out-of-period adjustment	19	19
Net gain on sale of asset and Canadian divestitures	(9)	(20)
Adjusted EBITDA[2]	**$ 1,068**	**$ 856**

Debt	As of, September 30, 2021	As of, December 31, 2020	Maturity
Receivables Securitization (variable)	$ 1,185	$ 950	2024
Inventory Revolver (variable)	550	250	2025
2021 Senior Notes (fixed)	—	500	2021
2023 Senior Notes AXE (fixed)	59	59	2023
2024 Senior Notes (fixed)	—	350	2024
2025 Senior Notes AXE (fixed)	4	4	2025
2025 Senior Notes (fixed)	1,500	1,500	2025
2028 Senior Notes (fixed)	1,325	1,325	2028
Other	35	47	Various
Total debt[2]	**$ 4,658**	**$ 4,985**	
Less: cash and cash equivalents	252	449	
Total debt, net of cash	**$ 4,406**	**$ 4,536**	
Leverage	4.1 x	5.3 x	

[1] EBITDA and adjusted EBITDA for the twelve months ended December 31, 2020 gives effect to the combination of WESCO and Anixter as if it had occurred at the beginning of the respective trailing twelve month period.
[2] Adjusted EBITDA includes the financial results of WESCO's legacy utility and data communications businesses in Canada, which were divested in the first quarter of 2021 under a Consent Agreement with the Competition Bureau of Canada.
[3] Total debt is presented in the consolidated balance sheets net of debt discount and debt issuance cots, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.

23

24 Organic Sales Growth by Segment $ in millions Year-over-Year: Three Months Ended Growth/(Decline) September 30, 2021 September 30, 2020 Reported Divestiture Impact Foreign Exchange Impact Organic Growth EES $ 1,982 $ 1,654 19.9% (1.1)% 2.0% 19.0 % CSS 1,489 1,389 7.2% — % 1.0% 6.2 % UBS 1,257 1,099 14.4% (1.3)% 0.9% 14.8 % Total net sales $ 4,728 $ 4,142 14.2% (0.8)% 1.4% 13.6 % Sequential: Three Months Ended Growth/(Decline) September 30, 2021 June 30, 2021 Reported Foreign Exchange Impact Organic Growth EES $ 1,982 $ 1,923 3.1% (0.6)% 3.7 % CSS 1,489 1,461 1.9% (0.6)% 2.5 % UBS 1,257 1,212 3.8% (0.2)% 4.0 % Total net sales $ 4,728 $ 4,596 2.9% (0.5)% 3.4%